                 Residential Asset Securitization Trust 2006-A2

                                Final Term Sheet

                           [IndyMac Bank, F.S.B. LOGO]

                           $402,522,565 (Approximate)

                                IndyMac MBS, Inc.
                                    Depositor

                              IndyMac Bank, F.S.B.
                          Sponsor, Seller and Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED APRIL 3, 2006

                 Residential Asset Securitization Trust 2006-A2

             Distributions payable monthly, beginning April 25, 2006

                                   ----------

      The following classes of certificates are being offered pursuant to this free writing prospectus:

                       Initial Class                                       Initial Class
                   Certificate Balance /                               Certificate Balance /
                     Initial Notional      Pass-Through                   Initial Notional      Pass-Through
     Class               Amount (1)          Rate (2)       Class            Amount (1)           Rate (2)
----------------   ---------------------   ------------   ----------   ---------------------    ------------
Class A-1              $  69,743,000         Floating     Class A-11      $ 39,214,000             6.00%

Class A-2              $  69,743,000(3)      Floating     Class A-12      $  1,486,000             6.00%

Class A-3              $ 167,595,000           6.00%      Class A-13      $  6,118,000             6.00%

Class A-4              $  11,197,000           6.00%      Class PO        $  1,939,965(4)           N/A

Class A-5              $  30,000,000         Floating     Class A-X       $ 22,000,336(3)          6.00%

Class A-6              $  30,000,000(3)      Floating     Class A-R       $        100             6.00%

Class A-7              $  23,207,000           6.00%      Class B-1       $ 15,262,500             6.00%

Class A-8              $   4,422,000           6.00%      Class B-2       $  3,663,000             6.00%

Class A-9              $  20,000,000           6.00%      Class B-3       $  2,442,000             6.00%

Class A-10             $   6,233,000           6.00%

                                     SUMMARY

Issuing Entity

Residential Asset Securitization Trust 2006-A2, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation, and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669 2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B.

Trustee

Deutsche Bank National Trust Company, an affiliate of Deutsche Bank Securities Inc., one of the underwriters.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

The later of March 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

The later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about March 30, 2006.

Statistical Calculation Information

The statistical information presented in this free writing prospectus with respect to the mortgage loans relates to a statistical calculation pool of mortgage loans that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the issuing entity on the closing date and may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may prepay in full or may be determined not to meet the eligibility requirements for the mortgage pool and, as a result, may not be included in the issuing entity.

The information presented in this free writing prospectus with respect to the mortgage loans is, unless otherwise specified, based on the scheduled principal balances of the statistical mortgage loans as of March 1, 2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $320,678,608.

Unless otherwise noted, all statistical percentages in this free writing prospectus with respect to the mortgage loans are measured by the statistical calculation date pool principal balance.

Interest Shortfall Payments

To the extent needed to make required interest distributions on the offered certificates on or prior to the distribution date in April 2006, IndyMac Bank, F.S.B. will deposit an amount to offset shortfalls in interest collections arising from the inclusion of newly originated loans that do not have a payment due date in the due period related to the first distribution date.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial class certificate balance of the offered certificates in a pre-funding account (referred to as the pre-funded amount).

Funding Period

The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $100,000 and (y) April 28, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account

At closing, the seller will deposit funds into a capitalized interest account to offset shortfalls in interest amounts attributable to the pre-funding mechanism.

The Mortgage Loans

The mortgage pool will consist primarily of 30 and 40-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the statistical calculation date, the depositor expects that the statistical calculation mortgage loans will have the following characteristics:

Aggregate Current Principal Balance                              $320,678,608

Weighted Average Mortgage Rate                                          6.610%

Range of Mortgage Rates                                       5.375% to 9.625%

Average Current Principal Balance                                    $602,779

Range of Outstanding Principal Balances                $211,808 to $1,980,000

Weighted Average Original
   Loan-to-Value Ratio                                                  70.46%

Weighted Average Original Term to Maturity                         361 months

Weighted Average Credit Bureau Risk Score                                 710

Weighted Average Remaining Term to Stated Maturity                 359 months

Geographic Concentrations in excess of 10%:

   California                                                           47.91%

   New York                                                             11.75%

Description of the Certificates

The issuing entity will issue twenty-three classes of certificates, nineteen of which are offered by this free writing prospectus and the accompanying prospectus:

                              Initial
                       Certificate Principal
                         Balance / Initial                                            Final Scheduled         Initial Rating
       Class            Notional Amount (1)                  Type                  Distribution Date (2)     (Moody's/S&P) (3)
--------------------   ---------------------   ---------------------------------   ---------------------   --------------------
Offered Certificates
A-1                       $   69,743,000       Senior/Floating Pass-Through Rate        May 25, 2036              Aaa/AAA

A-2                       $   69,743,000            Senior/Inverse Floating             May 25, 2036              Aaa/AAA
                                                  Pass-Through Rate/Notional
                                                     Amount/Interest-Only

A-3                       $  167,595,000           Senior/Fixed Pass-Through            May 25, 2036              Aaa/AAA
                                                       Rate/Super Senior

A-4                       $   11,197,000        Senior/Fixed Pass-Through Rate          May 25, 2036              Aaa/AAA

A-5                       $   30,000,000       Senior/Floating Pass-Through Rate        May 25, 2036              Aaa/AAA

A-6                       $   30,000,000            Senior/Inverse Floating             May 25, 2036              Aaa/AAA
                                                  Pass-Through Rate/Notional
                                                     Amount/Interest-Only

A-7                       $   23,207,000        Senior/Fixed Pass-Through Rate          May 25, 2036              Aaa/AAA

A-8                       $    4,422,000        Senior/Fixed Pass-Through Rate          May 25, 2036              Aaa/AAA

A-9                       $   20,000,000        Senior/Fixed Pass-Through Rate          May 25, 2036              Aaa/AAA

A-10                      $    6,233,000        Senior/Fixed Pass-Through Rate          May 25, 2036              Aaa/AAA

A-11                      $   39,214,000           Senior/Fixed Pass-Through            May 25, 2036              Aaa/AAA
                                                     Rate/NAS/Super Senior

A-12                      $    1,486,000           Senior/Fixed Pass-Through            May 25, 2036              N/R/AAA
                                                       Rate/NAS/Support

A-13                      $    6,118,000           Senior/Fixed Pass-Through            May 25, 2036              N/R/AAA
                                                         Rate/Support

A-X                       $   22,000,336        Senior/Notional Amount/Interest         May 25, 2036              Aaa/AAA
                                                 Only/Fixed Pass-Through Rate

PO                        $    1,939,965             Senior/Principal Only              May 25, 2036              Aaa/AAA

A-R                       $          100             Senior/REMIC Residual              May 25, 2036              Aaa/AAA

B-1                       $   15,262,500            Subordinate/Fixed Rate              May 25, 2036               N/R/AA

B-2                       $    3,663,000            Subordinate/Fixed Rate              May 25, 2036               N/R/A

B-3                       $    2,442,000            Subordinate/Fixed Rate              May 25, 2036              N/R/BBB

Non-Offered
Certificates (4)
B-4                       $    1,831,500            Subordinate/Fixed Rate              May 25, 2036

                              Initial
                       Certificate Principal
                         Balance / Initial                                            Final Scheduled         Initial Rating
       Class            Notional Amount (1)                  Type                  Distribution Date (2)     (Moody's/S&P) (3)
--------------------   ---------------------   ---------------------------------   ---------------------   --------------------
B-5                       $    1,628,000            Subordinate/Fixed Rate              May 25, 2036

B-6                       $    1,017,934            Subordinate/Fixed Rate              May 25, 2036

P                         $          100              Prepayment Charges                    N/A

----------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The final scheduled distribution date was is the distribution date in the month after the month of the latest stated maturity date of any Mortgage Loan.

(3) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). Ratings for the classes of non-offered certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(4) The Class B-4, Class B-5, Class B-6 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-4, Class B-5, Class B-6 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

          Class               Pass-Through Rate (1)   Interest Accrual Period   Interest Accrual Convention
---------------------------   ---------------------   -----------------------   ---------------------------
Offered Certificates
A-1 .......................       LIBOR + 0.40%                 (2)                     30/360 (3)
A-2 .......................       5.60% - LIBOR                 (2)                     30/360 (3)
A-3 .......................           6.00%              calendar month (4)             30/360 (3)
A-4 .......................           6.00%              calendar month (4)             30/360 (3)
A-5 .......................       LIBOR + 0.70%                 (2)                     30/360 (3)
A-6 .......................       5.30% - LIBOR                 (2)                     30/360 (3)
A-7 .......................           6.00%              calendar month (4)             30/360 (3)
A-8 .......................           6.00%              calendar month (4)             30/360 (3)
A-9 .......................           6.00%              calendar month (4)             30/360 (3)
A-10 ......................           6.00%              calendar month (4)             30/360 (3)
A-11 ......................           6.00%              calendar month (4)             30/360 (3)
A-12 ......................           6.00%              calendar month (4)             30/360 (3)
A-13 ......................           6.00%              calendar month (4)             30/360 (3)
A-X .......................           6.00%              calendar month (4)             30/360 (3)
PO ........................            (5)                      N/A                        N/A
A-R .......................           6.00%              calendar month (4)             30/360 (3)
B-1 .......................           6.00%              calendar month (4)             30/360 (3)
B-2 .......................           6.00%              calendar month (4)             30/360 (3)
B-3 .......................           6.00%              calendar month (4)             30/360 (3)
Non-Offered Certificates
B-4 .......................           6.00%              calendar month (4)             30/360 (3)
B-5 .......................           6.00%              calendar month (4)             30/360 (3)
B-6 .......................           6.00%              calendar month (4)             30/360 (3)
P .........................            N/A                      N/A                        N/A

(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to an interest rate cap, as described in this free writing prospectus under "Description of the Certificates - Interest." LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the one-month period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

(3) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(4) The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(5) The Class PO Certificates are principal only certificates are not entitled to any distributions of interest. See "Description of the Certificates" in this free writing prospectus.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

Senior Certificates                       Class A-1, Class A-2, Class
                               A-3, Class A-4, Class A-5, Class A-6, Class A-7,
                                 Class A-8, Class A-9, Class A-10, Class A-11,
                                Class A-12, Class A-13, Class A-X, Class PO and
                                             Class A-R Certificates

Subordinated Certificates         Class B-1, Class B-2, Class B-3, Class B-4,
                                     Class B-5 and Class B-6 Certificates

LIBOR Certificates              Class A-1, Class A-2, Class A-5 and Class A-6
                                                 Certificates

Notional Amount Certificates    Class A-2, Class A-6 and Class A-X Certificates

Offered Certificates             Senior Certificates, Class B-1, Class B-2 and
                                            Class B-3 Certificates

Record Date

The record date (x) for the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

Denominations

Offered Certificates (other than the Class A-4 and Class A-R Certificates):

$25,000 and multiples of $1,000.

Class A-4 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on April 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Final Scheduled Distribution Date

The final scheduled distribution date for the certificates is the distribution date in May 2036. The amount deposited in the final maturity reserve fund may be used to retire the offered certificates on the final scheduled distribution date if the outstanding aggregate stated principal balance of the mortgage loans having original terms to maturity of 40 years has not been reduced to zero on the final scheduled distribution date. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the final scheduled distribution date.

Final Maturity Reserve Fund

On the final scheduled distribution date or otherwise upon termination of the issuing entity, any amounts on deposit in the final maturity reserve fund will be distributed as described in this free writing prospectus.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-7.

On each distribution date, to the extent funds are available, each interest-bearing class of certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; plus

o  any interest remaining unpaid from prior distribution dates; minus

o any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amounts (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

o  prepayments on the mortgage loans; and

o reductions in the mortgage rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all interest-bearing classes of certificates, based on their respective interest entitlements, in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the classes of certificates in the order described below under "-- Priority of Distributions Among Certificates," interest will be distributed on each class of certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Yield Maintenance Agreements

The issuing entity will have the benefit of two interest rate corridor contracts for the Class A-1 and Class A-5 Certificates. On or prior to the related yield maintenance agreement termination date, amounts paid under each yield maintenance agreement will be available as described in this free writing prospectus to make payments of the related yield supplement amount to the Class A-1 and Class A-5 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds 5.60% and 5.30%, respectively, with a ceiling of 9.10% and 8.80%, respectively.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if cash is available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus under "Description of the Certificates--Principal."

All payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the other classes of certificates (other than the notional amount certificates), on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of that non-PO amount will be allocated to the classes of subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the aggregate class certificate balance of the certificates (other than the Class PO Certificates); and

o in the case of principal prepayments on the mortgage loans, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See "Description of the Certificates -- Principal" in this free writing prospectus.

Amounts Available for Distributions on the Certificates

General

The amount available for distributions on the certificates on any distribution date generally consists of the following (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o  subsequent recoveries with respect to the mortgage loans;

o partial or full prepayments with respect to the mortgage loans collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest;

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by the seller or the servicer during the applicable period; and

o the amount (if any) remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o  the servicing fee and additional servicing compensation due to the servicer;

o  the trustee fee due to the trustee;

o  lender-paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee:

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan. The servicing fee for a mortgage loan will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will equal either 0.250% or 0.320% per annum. As of the cut-off date, the weighted average servicing fee rate for the mortgage loans was 0.306% per annum. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The servicing fee and the additional servicing compensation described above will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

o to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest distribution amounts;

o to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the classes of subordinated certificates;

o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

o  from any remaining available amounts, to the Class A-R Certificates.

Required Repurchases or Substitutions of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

Principal

On each distribution date, the non-PO formula principal amount will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) as specified below, and second as principal of the classes of subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates (other than the notional amount certificates and Class PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) the priority amount, concurrently, to the Class A-11 and Class A-12 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(3) concurrently:

      (a) 82.3935744444%, sequentially, to the following classes of certificates in the following order of priority:

            (i) in an amount up to $1,000 for each distribution date, to the Class A-1 Certificates until its class certificate balance is reduced to zero;

            (ii) in an amount up to $1,432,000 for each distribution date, concurrently:

                  (A) 86.8799575885%, concurrently, to the Class A-3 and Class A-13 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                  (B) 13.1200424115%, sequentially, to the Class A-9 and Class A-10 Certificates, in that order, until their respective class certificate balances are reduced to zero;

            (iii) to the Class A-1 Certificates until its class certificate balance is reduced to zero; and

            (iv) concurrently:

                  (A) 86.8799575885%, concurrently, to the Class A-3 and Class A-13 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                  (B) 13.1200424115%, sequentially, to the Class A-9 and Class A-10 Certificates, in that order, until their respective class certificate balances are reduced to zero;

      (b) 17.6064255556%, sequentially, to the following classes of certificates in the following order of priority:

            (i) in an amount up to $1,000 for each distribution date, to the Class A-5 Certificates until its class certificate balance is reduced to zero;

            (ii) in an amount up to $205,000 for each distribution date, sequentially, to the Class A-7 and Class A-8 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

            (iii) sequentially, to the Class A-5, Class A-7 and Class A-8 Certificates, in that order, until their respective class certificate balances are reduced to zero;

(4) to the Class A-4 Certificates until its class certificate balance is reduced to zero; and

(5) concurrently, to the Class A-11 and Class A-12 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed on the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

o available funds remaining after distribution of interest on the senior certificates; and

o a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of seniority, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

o the applicable PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

o the applicable non-PO percentage of any realized losses on the mortgage loans will be allocated in the following order of priority:

      o first, to the classes of subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

      o second, concurrently to the senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective class certificate balances, except that the non-PO percentage of any realized losses on the mortgage loans that would otherwise be allocated to the Class A-11 and Class A-3 Certificates will instead be allocated to the Class A-12 and Class A-13 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of subordinated certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "Priority of Distribution-- Principal," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of unscheduled payments of principal between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the sum of (1) the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date and (2) the aggregate stated principal balance of the subsequent mortgage loans as of their respective subsequent cut-off dates.

Legal Investment

Upon expiration of the pre-funding period, the senior certificates and the Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-B will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class PO, Class A-X, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class P Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the "offered certificates") are offered by this free writing prospectus. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances and initial Notional Amounts may vary in the aggregate by plus or minus 5%.

      When describing the certificates in this free writing prospectus, we use the following terms:

       Designation                                         Classes of Certificates
-------------------------   -------------------------------------------------------------------------------------
   Senior Certificates           Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
                                 Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class
                                                   PO, Class A-X and Class A-R Certificates

Subordinated Certificates      Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates

   LIBOR Certificates                   Class A-1, Class A-2, Class A-5 and Class A-6 Certificates

     Notional Amount                         Class A-2, Class A-6 and Class A-X Certificates
      Certificates

  Private Certificates                   Class B-4, Class B-5, Class B-6 and Class P Certificates

      The certificates are generally referred to as the following types:

           Class                                          Type
---------------------------   ------------------------------------------------------------
Class A-1 Certificates:                    Senior/Floating Pass-Through Rate

Class A-2 Certificates:           Senior/ Inverse Floating Pass-Through Rate/Notional
                                                  Amount/Interest Only

Class A-3 Certificates:               Senior/Fixed Pass-Through Rate/Super Senior

Class A-4 Certificates:                      Senior/Fixed Pass-Through Rate

Class A-5 Certificates:                    Senior/Floating Pass-Through Rate

Class A-6 Certificates:           Senior/ Inverse Floating Pass-Through Rate/Notional
                                                  Amount/Interest Only

Class A-7 Certificates:                      Senior/Fixed Pass-Through Rate

           Class                                          Type
---------------------------   ------------------------------------------------------------
Class A-8 Certificates:                      Senior/Fixed Pass-Through Rate

Class A-9 Certificates:                      Senior/Fixed Pass-Through Rate

Class A-10 Certificates:                     Senior/Fixed Pass-Through Rate

Class A-11 Certificates:            Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class A-12 Certificates:               Senior/Fixed Pass-Through Rate/NAS/Support

Class A-13 Certificates:                 Senior/Fixed Pass-Through Rate/Support

Class A-X Certificates:       Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only

Class PO Certificates:                           Senior/Principal Only

Class A-R Certificates:                          Senior/REMIC Residual

Class P Certificates:                              Prepayment Charges

      The private certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances of the private certificates are set forth in this free writing prospectus under "Summary - Description of the Certificates." The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described under "--Interest" in this free writing prospectus. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal;

o the amount of Realized Losses (including Excess Losses) allocated to that class; and

o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described in this free writing prospectus under "--Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts in the pre-funding account.

      The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

      The senior certificates will have an initial aggregate Class Certificate Balance of approximately $381,155,065 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 93.65%. It is expected that there will be a principal prepayment on the Class PO Certificates on the first Distribution Date after the end of the pre-funding period as a result of the actual characteristics of the Subsequent Mortgage Loans. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 3.75%, 0.90%, 0.60%, 0.45%, 0.40% and 0.25%, respectively.

      The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Notional Amount Certificates

      The Class A-2, Class A-6 and Class A-X Certificates (collectively, the "Notional Amount Certificates") will not have Class Certificate Balances but will bear interest on their respective outstanding Notional Amounts.

      The "Notional Amount" of the Class A-2 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-1 Certificates immediately prior to that Distribution Date.

      The "Notional Amount" of the Class A-6 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-5 Certificates immediately prior to that Distribution Date.

      The "Notional Amount" of the Class A-X Certificates for any Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) plus a portion of amounts in the pre-funding account over (b) 6.00% per annum, and the denominator of which is 6.00% per annum and (ii) the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period) plus a portion of amounts in the pre-funding account.

      The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

Book-Entry Certificates

      The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class A-4 Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class A-4 Certificates in minimum denominations representing a Class Certificate Balance of $1,000 and integral multiples of $1,000 in excess thereof. One investor of each class of

Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      The Class A-1, Class A-2, Class A-5 and Class A-6 Certificates (we sometimes refer to these classes of certificates as the "LIBOR Certificates") will bear interest during their initial interest accrual period at the applicable initial pass-through rate set forth in the table under "--Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "--Interest" below.

      LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus.

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial interest accrual period will be 4.79375%.

Payments on Mortgage Loans; Accounts

      On or before the closing date, the servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds for that Distribution Date and will deposit such Available Funds in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account. The amount, if any, remaining in the pre-funding account after the end of the pre-funding period (other than investment earnings) will also be deposited in the Distribution Account for distribution to the applicable classes of senior certificates.

      Prior to each Determination Date, the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

Investments of Amounts Held in Accounts

      Certificate Account and Distribution Account. At the direction of the servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

      Funds on deposit in the Distribution Account will not be invested.

      Yield Maintenance Reserve Funds and Final Maturity Reserve Fund. Funds in the Yield Maintenance Reserve Funds and Final Maturity Reserve Fund will not be invested.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  Type / Recipient (1)                   Amount                  General Purpose               Source (2)                Frequency
------------------------   ----------------------------------   ----------------   ---------------------------------   ------------
Fees

Servicing Fee / Servicer   From 0.250% to 0.320% per annum of   Compensation       Interest collected with respect          Monthly
                           the Stated Principal Balance of                         to each Mortgage Loan and any
                           each Mortgage Loan (3)                                  Liquidation Proceeds or
                                                                                   Subsequent Recoveries that are
                                                                                   allocable to accrued and unpaid
                                                                                   interest (4)

Additional Servicing       o     All late payment fees,         Compensation       Payments made by obligors with      Time to time
Compensation / Servicer          assumption fees and other                         respect to the Mortgage Loans
                                 similar charges (excluding
                                 prepayment charges)

                           o     All investment income earned   Compensation       Investment income related to the         Monthly
                                 on amounts on deposit in the                      Certificate Account
                                 Certificate Account.

                           o     Excess Proceeds (5)            Compensation       Liquidation Proceeds and            Time to time
                                                                                   Subsequent Recoveries

Trustee Fee / trustee            0.0075% per annum of the       Compensation       Interest Distribution Amount             Monthly
                           Stated Principal Balance of each
                           Mortgage Loan

Expenses

Insurance expenses /       Expenses incurred by the Servicer    Reimbursement of   To the extent the expenses are      Time to time
Servicer                                                        Expenses           covered by an insurance policy
                                                                                   with respect to the Mortgage Loan

Advances / Servicer        To the extent of funds available,    Reimbursement of   With respect to each Mortgage       Time to time
                           the amount of any advances.          Expenses           Loan, late recoveries of the
                                                                                   payments of the costs and
                                                                                   expenses, Liquidation Proceeds,
                                                                                   Subsequent Recoveries, purchase
                                                                                   proceeds or repurchase proceeds
                                                                                   for that Mortgage Loan (6)

  Type / Recipient (1)                   Amount                  General Purpose               Source (2)                Frequency
------------------------   ----------------------------------   ----------------   ---------------------------------   ------------
Indemnification expenses   Amounts for which the seller, the    Indemnification    Amounts on deposit on the                Monthly
/ the seller, the          Servicer and the depositor are                          Certificate Account on any
servicer and the           entitled to indemnification (7)                         Distribution Account Deposit
depositor                                                                          Date, following the transfer to
                                                                                   the Distribution Account

(1) If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal either 0.250% or 0.320% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The servicing fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the servicer, the trustee and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters related to the Servicer, the Depositor and the Seller."

Distributions

      Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (x) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

      As more fully described in this free writing prospectus, distributions will be made on each Distribution Date on the senior certificates based on the Available Funds for such Distribution Date, and distributions on the subordinated certificates will be based on any remaining Available Funds for such Distribution Date after giving effect to distributions on all classes of senior certificates and payment in respect of Class PO Deferred Amounts, and will be made in the following order of priority:

      1. to interest on each interest- bearing class of senior certificates, pro rata based on their respective Interest Distribution Amounts;

      2. to principal on the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on those classes on the Distribution Date;

      3. to any Class PO Deferred Amounts, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

      4. to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to the limitations set forth in this free writing prospectus under "Description of the Certificates -- Principal."

      "Available Funds" for any Distribution Date will be equal to the sum of:

      o all scheduled installments of interest (net of the Expense Fees) and principal due on the Mortgage Loans on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

      o all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest;

      o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the seller or the servicer as of the Distribution Date; and

      o for each Distribution Date during, and the Distribution Date immediately after, the pre-funding period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the capitalized interest account, and for the first Distribution Date after the pre-funding period, any amounts remaining in the pre-funding account after the end of the pre-funding period (net of any investment income therefrom);

      reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

      The classes of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.

      Each class of LIBOR Certificates is expected to bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

                                                         Formula for Calculation
            Initial Pass- Through     Maximum/Minimum       of Class Pass-
Class         Rate (Approximate)    Pass- Through Rate       Through Rate
--------------------------------------------------------------------------------
Class A-1          5.19375%             6.00%/0.40%           LIBOR + 0.40%

Class A-2          0.80625%             5.60%/0.00%           5.60% - LIBOR

Class A-5          5.49375%             6.00%/0.70%           LIBOR + 0.70%

Class A-6          0.50625%             5.30%/0.00%           5.30% - LIBOR

      On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any interest-bearing class will be equal to the sum of
(a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts). The Class PO Certificates are principal only certificates and will not bear interest.

      On each Distribution Date on or prior to the Distribution Date in October 2010 on which LIBOR exceeds 5.60%, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class A-1

Certificates will also be entitled to receive distributions of the related Yield Supplement Amount from payments made under the related Yield Maintenance Agreement.

      On each Distribution Date on or prior to the Distribution Date in August 2010 on which LIBOR exceeds 5.30%, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class A-4 Certificates will also be entitled to receive distributions of the related Yield Supplement Amount from payments made under the related Yield Maintenance Agreement.

      With respect to each Distribution Date for the LIBOR Certificates, the "interest accrual period" will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. With respect to each Distribution Date for all other classes of interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      The interest entitlement described above for each interest-bearing class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

            o any net prepayment interest shortfalls for that Distribution Date and

            o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

      Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all interest-bearing classes of certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law.

      With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans exceeds the Compensating Interest for that Distribution Date. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

      If on any Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Yield Supplement Amount

      The "Yield Supplement Amount" for the Class A-1 Certificates and any Distribution Date will equal the product of:

            (i) the excess, if any, of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 9.10% over (B) 5.60%,

            (ii) the lesser of (x) the related Yield Maintenance Notional Balance for that Distribution Date and (y) the Class Certificate Balance of the Class A-1 Certificates for that Distribution Date, and

            (iii) a fraction, the numerator of which is the number of days in the related accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

      The "Yield Supplement Amount" for the Class A-5 Certificates and any Distribution Date will equal the product of:

            (i) the excess, if any, of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 8.80% over (B) 5.30%,

            (ii) the lesser of (x) the related Yield Maintenance Notional Balance for that Distribution Date and (y) the Class Certificate Balance of the Class A-5 Certificates for that Distribution Date, and

            (iii) a fraction, the numerator of which is the number of days in the related accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

      The Yield Maintenance Agreements; Yield maintenance reserve funds. The issuing entity will have the benefit of two interest rate corridor agreements (each, a "Yield Maintenance Agreement") between Countrywide Home Loans, Inc. and the Cap Counterparty, as evidenced in each case by a confirmation that will be assigned to the trustee on behalf of the issuing entity on the closing date.

      Pursuant to each Yield Maintenance Agreement, the terms of an ISDA Master Agreement were incorporated into the confirmation of each Yield Maintenance Agreement as if such ISDA Master Agreement had been executed by the related parties to that Yield Maintenance Agreement on the date that Yield Maintenance Agreement was executed. Each Yield Maintenance Agreement is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

      On or prior to the related Yield Maintenance Agreement Termination Date, on the business day preceding each Distribution Date, the Cap Counterparty will make payments of the related Yield Supplement Amount.

      The "Yield Maintenance Agreement Termination Date" for the Class A-1 Certificates is October 25, 2010 and for the Class A-5 Certificates is August 25, 2010. Each Yield Maintenance Agreement is scheduled to remain in effect up to and including the related Yield Maintenance Agreement Termination Date.

      The "Yield Maintenance Notional Balance" on each Distribution Date on or prior to the related Yield Maintenance Agreement Termination Date will be as described in Schedule 2 to this free writing prospectus. After a Yield Maintenance Agreement Termination Date, the related Yield Maintenance Notional Balance will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

      The Yield Maintenance Notional Balances for the Class A-1 and Class A-5 Certificates decline based on the Mortgage Loans having a prepayment rate equal to 60% and 90%, respectively, of the Prepayment Assumption.

      Payments made under a Yield Maintenance Agreement will be based on the related Yield Maintenance Notional Balance on a Distribution Date. If the related Yield Maintenance Notional Balance set forth on Schedule 2 to this free writing prospectus decreases at a faster rate than the Class Certificate Balance of the Class A-1 or Class A-5 Certificates, as applicable, payments under the related Yield Maintenance Agreement may be insufficient to distribute the related Yield Supplement Amount to the Class A-1 or Class A-5 Certificates, as applicable.

      Each Yield Maintenance Agreement will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events relating to the Cap Counterparty or the issuing entity, the failure of the Cap Counterparty (three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under a Yield Maintenance Agreement and such Yield Maintenance Agreement becoming illegal or subject to certain kinds of taxation.

      It will be an additional termination event under a Yield Maintenance Agreement if the Cap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the related yield maintenance agreement, and the Cap Counterparty fails to transfer the related yield maintenance agreement, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the related yield maintenance agreement, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

      If a Yield Maintenance Agreement is terminated prior to its scheduled yield maintenance agreement termination date, the Cap Counterparty may owe a termination payment to the trustee, payable in a lump sum to be held by the trustee until the scheduled yield maintenance agreement termination date of the related Yield Maintenance Agreement. However, if such termination occurs, no assurance can be given that any such termination payment will be owing to the trustee.

      Any amounts received from the Cap Counterparty under a Yield Maintenance Agreement will be deposited in the related yield maintenance reserve fund established by the trustee (each, a "yield maintenance reserve fund"). Any amounts on deposit in a yield maintenance reserve fund will be the property of the issuing entity, but will not be part of any REMIC. On each Distribution Date, the trustee will withdraw the amount of the related Yield Supplement Amount from funds available on deposit in the related yield maintenance reserve fund. Any amounts received pursuant to a Yield Maintenance Agreement and not used to cover any related Yield Supplement Amount on a Distribution Date will be distributed to the Cap Counterparty and will not be available on any future Distribution Date to cover any Yield Supplement Amounts. There can be no assurance, however, that funds in a yield maintenance reserve fund will be available to pay the related Yield Supplement Amount on such Distribution Date or subsequent Distribution Dates.

      The Class A-1 and Class A-5 Certificates do not represent an obligation of the Cap Counterparty. Holders of the Class A-1 and Class A-5 Certificates are not parties to or beneficiaries under any Yield Maintenance Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of its obligation under any Yield Maintenance Agreement.

      Each Yield Maintenance Agreement will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the closing date.

Principal

      General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (a) the Class PO Certificates and (b) the senior certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The "Non-PO Percentage" with respect to any Mortgage Loan with an adjusted net mortgage rate less than 6.00% (each a "Discount Mortgage Loan") will be equal to the adjusted net mortgage rate divided by 6.00% and, with respect to any Mortgage Loan with an adjusted net mortgage rate equal to or greater than 6.00% (each a "Non-Discount Mortgage Loan"), will be 100%.

      The "PO Percentage" with respect to any Discount Mortgage Loan will be equal to (6.00% minus the adjusted net mortgage rate) divided by 6.00% and, with respect to any Non-Discount Mortgage Loan, will be 0%.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal to the senior certificates (other than the Notional Amount Certificates and Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

      The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

      (i)(x) the sum of the applicable Non-PO Percentage of:

             (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,

             (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

             (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

             (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

             (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan, and

             (f) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan that was repurchased due to modification of the Mortgage Rate, and

         (y) any amount remaining in the pre-funding account at the end of the pre-funding period not allocated to the Class PO Certificates, and

      (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

      Senior Principal Distribution Amount. On each Distribution Date before the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date will be distributed as principal of the following classes of senior certificates, in the following order of priority:

            1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

            2. concurrently, the Priority Amount, concurrently, to the Class A-11 and Class A-12 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

            3.    concurrently:

                  (a) 82.3935744444%, sequentially, to the following classes of certificates in the following order of priority:

                        (i) in an amount up to $1,000 for each Distribution
                  Date, to the Class A-1 Certificates until its Class Certificate Balance is reduced to zero;

                        (ii) in an amount up to $1,432,000 for each Distribution
                  Date, concurrently:

                              (A) 86.8799575885%, concurrently, to the Class A-3
                        and Class A-13 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (B) 13.1200424115%, sequentially, to the Class A-9
                        and Class A-10 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                        (iii) to the Class A-1 Certificates until its Class
                  Certificate Balance is reduced to zero; and

                        (iv) concurrently:

                              (A) 86.8799575885%, concurrently, to the Class A-3
                        and Class A-13 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (B) 13.1200424115%, sequentially, to the Class A-9
                        and Class A-10 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                  (b) 17.6064255556%, sequentially, to the following classes of certificates in the following order of priority:

                        (i) in an amount up to $1,000 for each Distribution
                  Date, to the Class A-5 Certificates until its Class Certificate Balance is reduced to zero;

                        (ii) in an amount up to $205,000 for each Distribution
                  Date, sequentially, to the Class A-7 and Class A-8 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                        (iii) sequentially, to the Class A-5, Class A-7 and
                  Class A-8 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

            4. to the Class A-4 Certificates until its Class Certificate Balance is reduced to zero; and

            5. concurrently, to the Class A-11 and Class A-12 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

      On each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently as principal of the classes of senior certificates (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

      The capitalized terms used in this free writing prospectus shall have the following meanings:

      The "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Priority Percentage and (C) the Shift Percentage.

      "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i)(x) of the definition of Non-PO Formula Principal Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Scheduled Principal Distribution Amount will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

      The "Unscheduled Principal Distribution Amount" for any Distribution Date, the Non-PO Percentage of the sum of the amounts described in subclauses (e) and
(f) of clause (i)(x) and clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

      "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-11 and Class A-12 Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the Non-PO Percentage of the Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

      "Shift Percentage" for any Distribution Date occurring during the five-year period beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

      The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

      "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Initial Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

(i) the Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i)(x) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

(ii) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

      o the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan, and

      o  either

            o if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

            o if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

(iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclauses (x)(f) and (y) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date; and

(iv) the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

      "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate Stated Principal Balance of the Mortgage Loans.

      The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the Certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date. For any Distribution Date, the Subordinated Percentage will be calculated as the difference between 100% and the Senior Percentage on such Distribution Date.

      The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage on that Distribution Date.

      The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o  cumulative Realized Losses on the Mortgage Loans do not exceed

            o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the principal balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

            o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

            o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

            o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

            o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

      Subordinated Principal Distribution Amount. On each Distribution Date to the extent of Available Funds, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distribution of each class of subordinated certificate's pro rata share of the Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have lower priorities of distribution than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

      The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

         Class B-1 ............................................   6.35%
         Class B-2 ............................................   2.60%
         Class B-3 ............................................   1.70%
         Class B-4 ............................................   1.10%
         Class B-5 ............................................   0.65%
         Class B-6 ............................................   0.25%

      The "Subordinated Principal Distribution Amount" for any Distribution Date will equal the sum of:

      o the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i)(x) of the definition of Non-PO Formula Principal Amount for the Distribution Date,

      o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan,

      o the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i)(x) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

      o the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date, reduced by the amount of any payments in respect of the Class PO Deferred Amounts on the Distribution Date.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal. In addition to distributions of principal and interest as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the senior certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

      Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the Distribution Date and (y) the product of

         o Available Funds remaining after distribution of interest on the senior certificates, and

         o a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

      If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

      The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

      (i)   the sum of the applicable PO Percentage of:

            (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,

            (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

            (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received for the Distribution Date,

            (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            (e) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan,

            (f) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan that was repurchased due to modification of the Mortgage Rate, and

            (g) for the first Distribution Date after the pre-funding period, amounts in the pre-funding account allocated to the Class PO Certificates, and

      (ii) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Allocation of Losses

      On each Distribution Date, the PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior Credit Support Depletion Date, will be treated as a "Class PO Deferred Amount." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificates Balance of the subordinated certificate then outstanding with the lowest priority of distribution will be reduced by the amount of any payments in respect of Class PO Deferred Amounts on the Class PO Certificates. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

      On each Distribution Date, the Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each subordinated certificate has been reduced to zero, and then to the senior certificates (other than the Notional Amount Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Loss that would otherwise be allocated to the Class A-11 and Class A-3 Certificates will instead be allocated to the Class A-12 and Class A-13 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero.

      On each Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among all classes of certificates (other than the Notional Amount Certificates and the Class PO and Class P Certificates), including the Class A-11 and Class A-3 Certificates, without any reallocation of Excess Losses to the Class A-12 and Class A-13 Certificates, based upon their respective Class Certificate Balances immediately prior to such Distribution Date.

      Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement -- Subordination" in this free writing prospectus.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." See "Credit Enhancement -- Subordination" in this free writing prospectus.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

      The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P Certificates.

Final Maturity Reserve Fund

      The trustee, on behalf of a separate trust created under the pooling and servicing agreement for the benefit of the certificates (the "Supplemental Interest Trust"), will establish and maintain an account (the "Final Maturity Reserve Fund"), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $20,598 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be assets of the issuing entity or of any REMIC but will be an asset of the Supplemental Interest Trust.

                               CREDIT ENHANCEMENT

Subordination

      Any Realized Losses, other than Excess Losses, that would otherwise be allocated to the Class A-11 and Class A-3 Certificates will instead be allocated to the Class A-12 and Class A-13 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero. See "Description of the Certificates--Allocation of Losses" in this free writing prospectus.

      The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation. In addition, the Certificate Balance of the subordinated certificates having the highest numerical designation will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

      The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

o Special Hazard Losses in an initial amount expected to be up to approximately $3,960,677 (the "Special Hazard Loss Coverage Amount"),

o Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the "Bankruptcy Loss Coverage Amount"), and

o Fraud Losses in an initial amount expected to be up to approximately $9,620,358 (the "Fraud Loss Coverage Amount").

      The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans, incurred since the closing date, or

o  the greatest of

            o  1% of the aggregate of the principal balances of the Mortgage
               Loans,

            o  twice the principal balance of the largest Mortgage Loan, and

            o the aggregate principal balances of the Mortgage Loans, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any ZIP code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

      The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

o 2% of the then current pool principal balance, in the case of the first such anniversary and 1% of the then current pool principal balance as of the second, third and fourth such anniversaries,

and

o  the excess of:

      o the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

      o the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

      The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

      The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                   SCHEDULE 1

        Mortgage Rates for the Statistical Calculation Mortgage Loans (1)
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
                                     Calculation      Principal      Principal
                                       Mortgage        Balance        Balance
    Range of Mortgage Rates (%)         Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
5.001 - 5.500 ....................             2   $      899,284          0.28%
5.501 - 6.000 ....................            32       19,898,571          6.21
6.001 - 6.500 ....................           223      138,922,825         43.32
6.501 - 7.000 ....................           221      129,487,471         40.38
7.001 - 7.500 ....................            43       25,987,335          8.10
7.501 - 8.000 ....................             6        3,002,686          0.94
8.001 - 8.500 ....................             1          464,728          0.14
8.501 - 9.000 ....................             2        1,109,329          0.35
9.001 - 9.500 ....................             1          419,585          0.13
9.501 - 10.000 ...................             1          486,794          0.15
                                     -------------------------------------------
     Total:                                  532   $  320,678,608        100.00%
                                     ===========================================

----------
(1) As of the Statistical Calculation Date, the weighted average Mortgage Rate of the Statistical Calculation Mortgage Loans was approximately 6.610% per annum.

  Current Principal Balances for the Statistical Calculation Mortgage Loans (1)
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
                                     Calculation      Principal      Principal
    Range of Current Mortgage          Mortgage        Balance        Balance
     Loan Principal Balances            Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
$200,000.01 - $250,000.00 ........             1   $      211,808          0.07%
$400,000.01 - $450,000.00 ........            77       33,548,129         10.46
$450,000.01 - $500,000.00 ........           114       54,449,445         16.98
$500,000.01 - $550,000.00 ........            90       47,308,449         14.75
$550,000.01 - $600,000.00 ........            69       39,833,918         12.42
$600,000.01 - $650,000.00 ........            62       39,126,790         12.20
$650,000.01 - $700,000.00 ........            22       14,946,768          4.66
$700,000.01 - $750,000.00 ........            20       14,480,177          4.52
$750,000.01 - $1,000,000.00 ......            61       53,848,982         16.79
$1,000,000.01 - $1,500,000.00 ....            12       15,482,880          4.83
$1,500,000.01 - $2,000,000.00 ....             4        7,441,264          2.32
                                     -------------------------------------------
     Total:                                  532   $  320,678,608        100.00%
                                     ===========================================

----------
(1) As of the Statistical Calculation Date, the average principal balance of the Statistical Calculation Mortgage Loans was approximately $602,779.

     Original Loan-to-Value Ratios for the Statistical Calculation Mortgage
                                    Loans (1)
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
         Range of Original           Calculation      Principal      Principal
           Loan-To-Value               Mortgage        Balance        Balance
            Ratios (%)                  Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
0.01 - 50.00 .....................            23   $   17,092,383          5.33%
50.01 - 55.00 ....................            17       11,699,296          3.65
55.01 - 60.00 ....................            31       19,398,137          6.05
60.01 - 65.00 ....................            73       50,481,006         15.74
65.01 - 70.00 ....................            75       47,068,989         14.68
70.01 - 75.00 ....................            78       47,033,025         14.67
75.01 - 80.00 ....................           225      123,045,743         38.37
80.01 - 85.00 ....................             2          999,270          0.31
85.01 - 90.00 ....................             6        2,853,587          0.89
90.01 - 95.00 ....................             2        1,007,172          0.31
                                     -------------------------------------------
     Total:                                  532   $  320,678,608        100.00%
                                     ===========================================

----------
(1) As of the Statistical Calculation Date, the weighted average original Loan-to-Value Ratio of the Statistical Calculation Mortgage Loans was approximately 70.46%.




        Original Term to Stated Maturity for the Statistical Calculation
                               Mortgage Loans (1)
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
         Range of Original           Calculation      Principal      Principal
          Terms to Stated              Mortgage        Balance        Balance
         Maturity (Months)              Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
240 ..............................             1   $      420,000          0.13%
360 ..............................           527      318,455,593         99.31
480 ..............................             4        1,803,015          0.56
                                     -------------------------------------------
     Total:                                  532   $  320,678,608        100.00%
                                     ===========================================

----------
(1) As of the Statistical Calculation Date, the weighted average original term to stated maturity of the Statistical Calculation Mortgage Loans was approximately 361 months.

   Remaining Term to Stated Maturity for the Statistical Calculation Mortgage
                                    Loans (1)
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
        Range of Remaining           Calculation      Principal      Principal
         Terms to Stated               Mortgage        Balance        Balance
        Maturity (months)               Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
240 ..............................             1   $      420,000          0.13%
352 ..............................             1          483,247          0.15
354 ..............................             1          591,514          0.18
355 ..............................             4        2,080,032          0.65
356 ..............................            16        9,638,535          3.01
357 ..............................            54       35,576,420         11.09
358 ..............................            78       43,539,211         13.58
359 ..............................           145       85,815,570         26.76
360 ..............................           228      140,731,065         43.89
476 ..............................             2          923,088          0.29
477 ..............................             2          879,928          0.27
                                     -------------------------------------------
Total:                                       532   $  320,678,608        100.00%
                                     ===========================================

----------
(1) As of the Statistical Calculation Date, the weighted average remaining term to stated maturity of the Statistical Calculation Mortgage Loans was approximately 359 months.

           Geographic Distribution of the Mortgaged Properties for the
                     Statistical Calculation Mortgage Loans
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
                                     Calculation      Principal      Principal
                                       Mortgage        Balance        Balance
         Geographic Area                Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
Alabama ..........................             1   $      492,000          0.15%
Arkansas .........................             1          539,546          0.17
Arizona ..........................            14        7,885,905          2.46
California .......................           249      153,636,650         47.91
Colorado .........................             7        4,337,944          1.35
Connecticut ......................            11        6,479,571          2.02
District of Columbia .............             6        3,387,715          1.06
Delaware .........................             1          471,594          0.15
Florida ..........................            35       20,186,501          6.29
Georgia ..........................             5        2,617,070          0.82
Hawaii ...........................             3        2,097,652          0.65
Illinois .........................             8        4,609,696          1.44
Kansas ...........................             1          488,800          0.15
Louisiana ........................             1          489,270          0.15
Massachusetts ....................            11        6,021,333          1.88
Maryland .........................            26       14,109,241          4.40
Maine ............................             1          507,843          0.16
Michigan .........................             3        1,460,989          0.46
Minnesota ........................             1          480,727          0.15
North Carolina ...................             2        1,077,036          0.34
New Hampshire ....................             1          599,520          0.19
New Jersey .......................            18       12,945,378          4.04
New Mexico .......................             2          916,601          0.29
Nevada ...........................            14        8,345,888          2.60
New York .........................            63       37,670,327         11.75
Ohio .............................             2        1,069,851          0.33
Oregon ...........................             6        3,126,625          0.98
Pennsylvania .....................             4        2,127,406          0.66
Rhode Island .....................             1          464,000          0.14
South Carolina ...................             1        1,499,990          0.47
Texas ............................            10        7,902,013          2.46
Utah .............................             2        1,004,590          0.31
Virginia .........................            15        7,915,701          2.47
Washington .......................             5        3,149,635          0.98
Wyoming ..........................             1          564,000          0.18
                                     -------------------------------------------
Total:                                       532   $  320,678,608        100.00%
                                     ===========================================

               Mortgagors' FICO Credit Scores for the Statistical
                         Calculation Mortgage Loans (1)
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
                                     Calculation      Principal      Principal
          Range of FICO                Mortgage        Balance        Balance
          Credit Scores                 Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
601 - 620 ........................             2   $    1,245,400          0.39%
621 - 640 ........................            37       20,410,365          6.36
641 - 660 ........................            51       27,146,830          8.47
661 - 680 ........................            78       46,981,251         14.65
681 - 700 ........................            74       46,310,955         14.44
701 - 720 ........................            73       44,487,843         13.87
721 - 740 ........................            69       43,933,949         13.70
741 - 760 ........................            64       37,629,217         11.73
761 - 780 ........................            51       32,728,947         10.21
781 - 800 ........................            25       14,440,746          4.50
801 - 820 ........................             8        5,363,105          1.67
                                     -------------------------------------------
Total:                                       532   $  320,678,608        100.00%
                                     ===========================================

----------
(1) As of the Statistical Calculation Date, the weighted average FICO Credit Score of the Statistical Calculation Mortgage Loans was approximately 710.




                Types of Mortgaged Properties for the Statistical
                           Calculation Mortgage Loans
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
                                     Calculation      Principal      Principal
                                       Mortgage        Balance        Balance
          Property Type                 Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
Single-Family Residence ..........           382   $  225,375,693         70.28%
Planned Unit Development (PUD) ...            95       59,954,233         18.70
Two- to Four-Family Residence ....            27       19,366,131          6.04
Low-Rise Condominium .............            15        8,555,282          2.67
Townhouse ........................             9        5,139,716          1.60
High-Rise Condominium ............             4        2,287,554          0.71
                                     -------------------------------------------
Total:                                       532   $  320,678,608        100.00%
                                     ===========================================

              Purpose of the Statistical Calculation Mortgage Loans
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
                                     Calculation      Principal      Principal
                                       Mortgage        Balance        Balance
           Loan Purpose                 Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
Refinance (Cash Out) .............           272   $  160,648,160         50.10%
Purchase .........................           177      103,603,493         32.31
Refinance (Rate/Term) ............            83       56,426,956         17.60
                                     -------------------------------------------
Total:                                       532   $  320,678,608        100.00%
                                     ===========================================

            Occupancy Types for the Statistical Calculation Mortgage
                                    Loans (1)
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
                                     Calculation      Principal      Principal
                                       Mortgage        Balance        Balance
          Occupancy Type                Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
Owner Occupied ...................           479   $  286,086,912         89.21%
Investment .......................            36       25,340,520          7.90
Second Home ......................            17        9,251,176          2.88
                                     -------------------------------------------
Total:                                       532   $  320,678,608        100.00%
                                     ===========================================

----------
(1) Based upon representations of the related mortgagors at the time of origination.

              Documentation Programs of the Statistical Calculation
                                 Mortgage Loans
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
             Type of                 Calculation      Principal      Principal
          Documentation                Mortgage        Balance        Balance
             Program                    Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
Reduced ..........................           265   $  161,435,116         50.34%
Full/Alternate ...................           137       80,720,442         25.17
No Ratio .........................            50       31,916,009          9.95
No Doc ...........................            39       23,868,276          7.44
No Income/No Asset ...............            38       21,219,710          6.62
Fast Forward .....................             2        1,047,055          0.33
Limited ..........................             1          472,000          0.15
                                     -------------------------------------------
Total:                                       532   $  320,678,608        100.00%
                                     ===========================================

           Loan Age of the Statistical Calculation Mortgage Loans (1)
--------------------------------------------------------------------------------
                                      Number of                      Percent of
                                     Statistical      Aggregate      Aggregate
                                     Calculation      Principal      Principal
                                       Mortgage        Balance        Balance
    Range of Loan Ages (months)         Loans        Outstanding    Outstanding
--------------------------------------------------------------------------------
0 ................................           229   $  141,151,065         44.02%
1 ................................           145       85,815,570         26.76
2 ................................            78       43,539,211         13.58
3 ................................            56       36,456,347         11.37
4 ................................            18       10,561,622          3.29
5 ................................             4        2,080,032          0.65
6 ................................             1          591,514          0.18
8 ................................             1          483,247          0.15
                                     -------------------------------------------
Total:                                       532   $  320,678,608        100.00%
                                     ===========================================

----------
(1) As of the Statistical Calculation Date, the weighted average loan age of the Statistical Calculation Mortgage Loans was approximately one month.

                                   SCHEDULE 2

                                                                     Yield
                                                  Yield           Maintenance
                                               Maintenance          Notional
                                            Notional Balance        Balance
                                               of Class A-1       of Class A-5
            Distribution Date                Certificates ($)   Certificates ($)
-----------------------------------------   -----------------   ----------------
April 2006                                     69,743,000.00       30,000,000.00
May 2006                                       69,515,981.88       29,686,676.85
June 2006                                      68,983,247.40       29,277,213.28
July 2006                                      68,269,797.40       28,809,899.90
August 2006                                    67,377,997.02       28,285,830.71
September 2006                                 66,310,519.42       27,706,250.39
October 2006                                   65,070,341.90       27,072,551.63
November 2006                                  63,660,741.00       26,386,271.90
December 2006                                  62,085,286.87       25,649,089.53
January 2007                                   60,349,906.20       24,863,502.55
February 2007                                  58,471,970.55       24,035,804.23
March 2007                                     56,520,389.75       23,189,171.19
April 2007                                     54,538,532.57       22,338,094.27
May 2007                                       52,578,186.64       21,499,618.74
June 2007                                      50,655,149.13       20,678,809.85
July 2007                                      48,769,020.31       19,875,372.96
August 2007                                    46,919,404.71       19,089,018.30
September 2007                                 45,105,911.11       18,319,460.95
October 2007                                   43,328,152.45       17,566,420.68
November 2007                                  41,585,745.81       16,829,621.94
December 2007                                  39,878,312.37       16,108,793.75
January 2008                                   38,205,477.37       15,403,669.64
February 2008                                  36,566,870.05       14,713,987.56
March 2008                                     34,962,123.60       14,039,489.80
April 2008                                     33,390,875.16       13,379,922.96
May 2008                                       31,852,765.73       12,735,037.83
June 2008                                      30,347,440.16       12,104,589.35
July 2008                                      28,874,547.10       11,488,336.54
August 2008                                    27,433,738.97       10,886,042.41
September 2008                                 26,024,671.87       10,297,473.92
October 2008                                   24,647,005.62        9,722,401.91
November 2008                                  23,300,403.67        9,160,601.00
December 2008                                  21,984,533.06        8,611,849.61
January 2009                                   20,699,064.41        8,075,929.79
February 2009                                  19,443,671.85        7,552,627.25
March 2009                                     18,218,033.00        7,041,731.25
April 2009                                     17,021,828.95        6,543,034.57
May 2009                                       15,854,744.19        6,056,333.41
June 2009                                      14,716,466.58        5,581,427.39
July 2009                                      13,606,687.33        5,118,119.44
August 2009                                    12,525,100.98        4,666,215.79
September 2009                                 11,471,405.29        4,225,525.88
October 2009                                   10,445,301.32        3,795,862.33
November 2009                                   9,446,493.27        3,377,040.88
December 2009                                   8,474,688.56        2,968,880.32
January 2010                                    7,529,597.71        2,571,202.47
February 2010                                   6,610,934.36        2,183,832.13
March 2010                                      5,718,415.22        1,806,597.00
April 2010                                      4,851,760.02        1,439,327.64
May 2010                                        4,010,691.50        1,081,857.46
June 2010                                       3,194,935.39          734,022.63
July 2010                                       2,404,220.34          395,662.04
August 2010                                     1,638,277.91           66,617.28
September 2010                                    896,842.55                0.00
October 2010                                      179,651.55                0.00
November 2010 and                                       0.00                0.00
thereafter